UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2013

FRANKLIN STREET PROPERTIES CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 557-1300

                                Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective February 15, 2013, the Board of Directors (the “Board”) of Franklin Street Properties Corp., a Maryland corporation (the “Company”), amended and restated the Company’s Bylaws. The following is a summary of changes effected by adoption of the Amended and Restated Bylaws, which is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

GENERAL

In addition to the amendments described below, the Amended and Restated Bylaws include certain changes to (1) clarify language, (2) comply or be consistent with Maryland law and (3) make various technical corrections and non-substantive changes.

The Amended and Restated Bylaws are referred to herein as the amended Bylaws. The Bylaws as previously in effect are referred to herein as the former Bylaws.

ARTICLE II. STOCKHOLDERS.

Annual Meeting of Stockholders. The former Bylaws provided for an annual meeting of stockholders during the period between May 1 and June 15. The amended Bylaws clarify that an annual meeting of stockholders shall be held on a date and at the time set by the Board to conform with a prior change in Maryland law, which eliminated the necessity for specifying in the Bylaws either a specific time or a 31-day period during which the annual meeting must be held.

Voting Standard for the Election of Directors. The amended Bylaws replace the former plurality voting standard for the election of directors with (i) a majority voting standard for the election of directors in uncontested elections (with a new mandatory resignation policy) and (ii) a plurality standard for the election of directors in contested elections. Under the majority voting standard, in uncontested elections, a nominee must receive the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such nominee at any meeting of stockholders at which directors are elected. Under a policy adopted by the Board outside of the amended Bylaws, if an incumbent director does not receive the required majority vote in an uncontested election, the director will be required to tender his or her resignation to the Board, which will then determine whether to accept or reject the resignation.

ARTICLE VII. STOCK.

Fixing of Record Date. To conform to a recent change in Maryland law, the amended Bylaws clarify that a meeting of stockholders may be postponed or adjourned to a date not more than 120 days after the original record date, without the need to set a new record date.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Amended and Restated Bylaws of Franklin Street Properties Corp., as adopted on February 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

By: /s/ George J. Carter

George J. Carter

President and Chief Executive Officer

Date: February 15, 2013